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                                                                EXHIBIT 10.4

                     [AMCOR CAPITAL CORPORATION LETTERHEAD]


March 18, 1997



Mr. Jacques Genicot
5156 Bella Collina Street
Oceanside, CA 92056

Re: AMCOR Stock Options

Dear Jacques:

Enclosed please find a copy of the AMCOR Capital Corporation 1994 Stock Option Plan and two copies of the Nonqualified Stock Option Agreement.

As per our agreement, you have been granted options to purchase 10,000 shares of AMCOR common stock at a price of $4.00 per share.

Please read the documents carefully, sign one copy of the Agreement and return it in the enclosed envelope. Once the Agreement is signed please keep it in a safe location. When you are ready to exercise the options please contact our office and we will prepare the Exercise Agreements.

If you have any questions regarding the Plan or the exercise of the options please contact me.


Sincerely,


/s/ FRED H. BEHRENS
    ---------------
    Fred H. Behrens
    Chairman

FHB/rs
Enclosures

cc: Thomas E. Stepp, Jr., Esq.